Filed pursuant to Rule 424(b)(5)
Registration No. 333-209737

Prospectus Supplement
(To Prospectus dated April 1, 2016)

3,640,000 Shares

Common Stock

We are offering 3,640,000 shares of our common stock.

Our common stock is listed on the NYSE MKT under the symbol “MDGN.” On June 20, 2016, the last reported sale price of our common stock on the NYSE MKT was $6.24 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 2 of the accompanying prospectus and the risk factors contained in certain of our filings with the Securities and Exchange Commission, which we have incorporated by reference herein.

	Per Share	Total
Public offering price	$5.50	$20,020,000
Underwriting discounts and commissions(1)	$0.33	$1,201,200
Proceeds to us before expenses	$5.17	$18,818,800

(1)	We have agreed to reimburse the representative of the underwriters for certain of its expenses. See “Underwriting” for a description of the compensation to be received by the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to 546,000 additional shares of common stock from us at the public offering price, less underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,381,380 and the total proceeds to us, before expenses, will be $21,641,620.

We estimate the expenses of this offering, excluding underwriting discounts and commissions, will be approximately $285,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock, against payment, on or about June 24, 2016.

Sole Book-Running Manager

Jefferies

Co-Managers

JMP Securities                        Needham & Company

Prospectus Supplement dated June 21, 2016

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus, including the documents incorporated by reference, provides general information about us, some of which, such as the section therein entitled “Plan of Distribution,” may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this prospectus supplement and the accompanying prospectus, combined.

We urge you to carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the additional information under the heading “Where You Can Find More Information” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede the information in the accompanying prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date of this prospectus supplement.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context provides otherwise, all references in this prospectus to “Medgenics,” “we,” “us,” “our,” or similar terms, refer to Medgenics, Inc. and its wholly owned subsidiaries, Medgenics Medical Israel Ltd and neuroFix, LLC.

We use TARGTTM, TARGTEPOTM, DermaVacTM, GeneRideTM and the Medgenics logo as trademarks in the United States and elsewhere. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and the information incorporated by reference in this prospectus, including our financial statements, before making an investment decision.

Our Company

Overview

We are a clinical stage biopharmaceutical company with an emphasis on genomic medicine. The National Human Genome Research Institute of the National Institute of Health defines “genomic medicine” as “an emerging medical discipline that involves using genomic information about an individual as part of their clinical care (e.g., for diagnostic or therapeutic decision-making) and the health outcomes and policy implications of that clinical use.” Genomic medicine is currently being studied in the fields of oncology, pharmacology, rare and undiagnosed diseases, and infectious disease.

We have partnered with the Center for Applied Genomics, or CAG, at The Children’s Hospital of Philadelphia, or CHOP, to implement a genomics-medicine driven approach to drug development. CAG’s assets include a fully automated biorepository containing specimens from more than 60,000 pediatric patients and 150,000 of their relatives. The sample is highly enriched for rare and orphan diseases and the large majority of patients have been genotyped. Their phenotypes are recorded in a modern electronic health record. The patients have consented to anonymized use of their data for research and follow up contact if needed.

CAG continues to discover important and novel genetic biomarkers by both genome-wide association studies and exome sequencing and analysis of affected individuals and their family members. Such markers not only identify patients with the disease but frequently point to the cause of the disease and suggest targets and feasible intervention strategies that include protein or peptide therapy, monoclonal antibodies, drugs or gene therapy. By working initially in a pediatric population, confounding environmental factors seen in older patients are minimized.

Our therapeutic strategy is to work closely with our collaborators at CAG to identify populations of need with well-characterized, novel, genetically-defined targets. We then designate an actionable therapeutic development approach based upon the target, the biology and human pathophysiology, and the clinical and regulatory pathways. The collaboration affords us with unique and proprietary insight into these diseases and allows us to better select therapeutic approaches including the appropriateness of applying our TARGTTM gene therapy technology. This, in turn, allows us to rapidly identify appropriate potential therapeutics that have already been tested in patients but were not advanced due to either lack of efficacy in a different patient population or for strategic reasons. We believe there are hundreds of such potential therapeutics currently listed in proprietary databases. Many of these have remaining composition of matter patent life and many would be eligible for regulatory exclusivity based on first registration (up to 12 years for biologics), as well as orphan drug and additional pediatric exclusivity. Because these potential therapeutics have already been tested in patients and have significant regulatory safety data generated, the time and cost to file an investigational new drug application (in the United States) or investigational medicinal product dossier (in Europe) and initiate additional clinical trials, should be substantially reduced.

In addition, the availability of robust genetic biomarker(s) allows trial designs to focus on highly enriched patient populations that are more likely to respond to targeted therapies. This can allow smaller, more focused and less expensive trials. Likewise, highly targeted drugs, that are less likely to exhibit off-target effects, can be used when available. This further enhances the likelihood of clinical and regulatory success and potentially requires smaller, easier-to-enroll clinical trials. In some cases it may be possible to advance from discovery to the clinic in less than two years, and to achieve proof of concept in as little as three years. Furthermore, such highly targeted therapies in specifically targeted diseases should allow the creation of higher value medicines that can address critical needs in patients suffering from rare and orphan diseases. The solid genetic foundation underlying these disease targets along with highly targeted therapies may also allow rapid label expansion into adjacent populations.

Our initial program arising out of our genomic medicine strategy is the development candidate NFC-1. Through our acquisition of neuroFix, LLC, or neuroFix, in September 2015, we acquired the rights to develop NFC-1, as well as the rights to certain data derived from a clinical trial and other studies of NFC-1. NFC-1 is a first-in-class, non-stimulant metabotropic glutamate receptor, or mGluR, neuromodulator that is being developed for the treatment of mGluR network mutation positive Attention Deficit Hyperactivity Disorder, or ADHD, as well as neuropsychiatric symptoms resulting from a related rare genetic disorder, 22q11.2 Deletion Syndrome. We intend to develop NFC-1 for the treatment of mGluR network mutation positive ADHD, or mGluR+ ADHD, and certain other neurological and neuropsychological indications, and a Phase 2/3 trial for mGLuR+ ADHD is currently enrolling patients. A Phase 1b trial for the treatment of the psychiatric symptoms of 22q11.2 Deletion Syndrome is expected to start enrolling patients in the third quarter of 2016 subject to receiving final administrative approval from CHOP, where the trial is being conducted. A Phase 1b clinical trial of NFC-1 in adolescents with ADHD and disruptions in the mGluR gene network was completed in 2015 showing the safety of NFC-1 as well as signaling potential efficacy in the adolescents treated.

Recent Developments

On June 6, 2016, we entered into a Clinical Development and Option Agreement, or the Development and Option Agreement, with Kyowa Hakko Kirin Co., Ltd., or KHK, relating to the development and potential commercialization of KHK’s first-in-class anti-LIGHT monoclonal antibody, or the Antibody. Under the Development and Option Agreement, we received an exclusive option for exclusive rights to develop and commercialize products containing the Antibody, or a Licensed Product, and to conduct various development activities with respect to the Antibody, including the conduct of a signal finding study testing the Antibody in Severe Pediatric Onset Inflammatory Bowel Disease, or the Study. The Study will be conducted under an existing investigational new drug application previously filed with the United States Food and Drug Administration, or the FDA, by KHK and transferred to us pursuant to the Development and Option Agreement.

For a certain period of time after the completion of the Study, or the Exercise Period, we will have the option, or the Option, to obtain exclusive rights for the development and commercialization of the Antibody.

If we exercise the Option, KHK will have 60 days to select one of two potential development and commercialization structures: a co-development/co-commercialization arrangement or a licensing arrangement. Terms for both structures have been fully negotiated with the terms for each structure set forth in exhibits to the Development and Option Agreement.

Co-Development/Co-Commercialization Arrangement

If, upon our exercise of the Option, KHK chooses to continue the collaboration as a co-development/co-commercialization arrangement, the license agreement attached to the Development and Option Agreement as Exhibit B will automatically become effective, or the Plan A License Agreement.

Under the Plan A License Agreement, we will have the exclusive right to develop, manufacture and commercialize the Licensed Products in the treatment, prevention, and diagnosis of specified pediatric onset rare and orphan inflammatory diseases (including severe pediatric onset inflammatory bowel diseases such as Crohn’s disease and ulcerative colitis, or IBD) and other specified pediatric onset rare and orphan auto-immune diseases, or collectively, the Field, in the United States and Canada. We will also be responsible for development and regulatory approval of the first Licensed Product in the European Union and then transferring such regulatory approval to KHK or its designee. We will be responsible for the manufacture of the Licensed Products for use by the Parties in clinical trials as well as for commercialization in their respective fields and/or territories, with KHK purchasing the Licensed Products from us.

We will be required to pay KHK an initial license fee in the low single-digit millions of dollars upon the Plan A License Agreement becoming effective. We may pay KHK up to an additional $18 million upon the achievement of certain regulatory milestones related to the Licensed Products. The parties will share the anticipated costs of development of the first Licensed Product in the Field in the United States, Canada and the European Union with the Company responsible for any costs in excess of an agreed cap. The parties will split profits from our sales of Licensed Products in the United States and Canada equally. KHK will pay us low double-digit royalties for sales of Licensed Products outside the United States and Canada and outside the Field in the United States and Canada.

Licensing Arrangement

If, upon our exercise of the Option, KHK chooses to continue the collaboration as a licensing arrangement, the license agreement attached to the Development and Option Agreement as Exhibit C will automatically become effective, or the Plan B License Agreement and, collectively with the Plan A License Agreement, the License Agreements.

Under the Plan B License Agreement, we will have the exclusive right to develop, manufacture and commercialize the Licensed Products in the Field in the United States, Canada and the European Union. We will be responsible for the manufacture of the Licensed Products for use by the parties in clinical trials as well as for commercialization in their respective fields and/or territories.

We will be required to pay KHK an initial license fee in the low single-digit millions of dollars upon the Plan B License Agreement becoming effective. We may pay KHK up to an additional $28 million upon the achievement of certain regulatory milestones related to the Licensed Products. The parties will split profits from our sales of Licensed Products in the United States, Canada and the European Union with us being entitled to approximately 74% of such profits and KHK being entitled to approximately 26% of such profits. KHK will pay us low double-digit royalties for sales of Licensed Products outside the United States, Canada and the European Union and outside the Field in the United States, Canada and the European Union. We will be responsible for costs of development of Licensed Products in the United States, Canada and the European Union. KHK will have the right to purchase the Licensed Products from us.

Company Information

We were organized as a Delaware corporation on January 27, 2000. Our principal executive offices are located at 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania. We conduct our discovery research activities primarily from our Israeli location in Misgav Business Park, Misgav, and our remaining research and development activities are conducted in the United States. Our telephone number is (610) 254-4201 in the United States and +972-4-902-8900 in Israel. Our website address is www.medgenics.com. The information on or accessible through our website is not part of this prospectus.

The Offering

Common stock offered by us
3,640,000 shares
Common stock to be outstanding immediately after this offering
36,850,832 shares
Option to purchase additional shares
546,000 shares
Use of proceeds
We intend to use the net proceeds from this offering to fund (i) product development activities, including the development of companion diagnostics for existing programs, (ii) patent maintenance fees and intellectual property support, (iii) licensing and research collaborations and (iv) for general corporate purposes and working capital, which may include the acquisitions or licensing of complementary technologies, products or businesses. See “Use of Proceeds.”
Trading markets
Our common stock is listed on the NYSE MKT under the symbol “MDGN.”
Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 33,210,832 shares of common stock outstanding as of March 31, 2016, and excludes:

■	4,801,319 shares of our common stock issuable upon the exercise of stock options outstanding under our Stock Incentive Plan as of March 31, 2016, at a weighted-average exercise price of $6.31 per share, 3,007,122 of which were exercisable as of that date;
■	4,775,000 shares of our common stock issuable upon the exercise of stock options granted to our Chairman of the Board and senior management outside of our Stock Incentive Plan, at a weighted-average exercise price of $5.74 per share, 3,700,006 of which were exercisable as of that date;
■	400,553 shares of our common stock reserved for issuance of new awards under our Stock Incentive Plan as of March 31, 2016;
■	3,000,000 additional shares of our common stock reserved for issuance of new awards under our Stock Incentive Plan as of April 12, 2016, the date our stockholders approved an amendment increasing the number of shares of our common stock available under the plan; and
■	7,757,169 shares of our common stock issuable upon the exercise of outstanding warrants as of March 31, 2016, at a weighted-average exercise price of $6.79 per share, all of which were exercisable as of that date.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K, or the 2015 Form 10-K, and subsequent Quarterly Report on Form 10-Q and Periodic Reports on Form 8-K. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

The exercise of options and warrants and other issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering will dilute your ownership interests and may adversely affect the future market price of our common stock.

Sales of our common stock in the public market, either by us or by our current stockholders, or the perception that these sales could occur, could cause a decline in the market price of our securities. Nearly all of the shares of our common stock held by those of our current stockholders who are not affiliates may be immediately eligible for resale in the open market either in compliance with an exemption under Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, or pursuant to an effective registration statement. Such sales, along with any other market transactions, could adversely affect the market price of our common stock.

In addition, as of March 31, 2016, there were outstanding options to purchase an aggregate of 9,576,319 shares of our common stock at exercise prices ranging from $2.66 per share to $10.80 per share, of which options to purchase 6,707,128 shares were exercisable as of such date. As of March 31, 2016, there were warrants outstanding to purchase 7,757,169 shares of our common stock, at exercise prices ranging from $3.76 per share to $11.16 per share, with a weighted average exercise price of $6.79 per share, all of which were exercisable as of March 31, 2016. The exercise of options and warrants at prices below the market price of our common stock could adversely affect the price of shares of our common stock. Additional dilution may result from the issuance of shares of our common stock in connection with collaborations or manufacturing arrangements or in connection with other financing efforts.

Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests, such as in the case of a stock dividend or stock split, will result in dilution to each stockholder by reducing his, her or its percentage ownership of the total outstanding shares. Moreover, if we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

You will suffer immediate and substantial dilution in the securities you purchase.

The public offering price of $5.50 per share of our common stock is substantially higher than the pro forma net tangible book value per share of our outstanding shares immediately after the offering. As a result, investors purchasing securities in the offering will incur immediate and substantial dilution of approximately $3.87 per share of common stock, or approximately 70% of the public offering price. Accordingly, existing stockholders will benefit disproportionately from this offering. If we raise additional capital through the sale of equity, including convertible securities, your percentage of ownership will be diluted. You may also experience additional dilution if stock options or warrants to purchase our shares are exercised at less than the offering price. As of March 31, 2016, we have reserved 400,553 shares of our common stock for issuance of new awards under our Stock Incentive Plan, 4,801,319 shares of our common stock for issuance upon the exercise of options granted under our Stock Incentive Plan, 4,775,000 shares of our common stock for issuance upon the exercise of options granted outside of our Stock Incentive Plan, and 7,757,169 shares of our common stock for issuance upon exercise of outstanding warrants. In addition, on April 12, 2016, our stockholders approved an amendment to our Stock Incentive Plan that reserved an additional 3,000,000 shares of our common stock for issuance of new awards under our Stock Incentive Plan.

We may use the net proceeds from this offering in ways with which you may not agree.

While we currently intend to use the proceeds from this offering to fund (i) product development activities, including the development of companion diagnostics for existing programs, (ii) patent maintenance fees and intellectual property support, (iii) licensing and research collaborations and (iv) general corporate purposes and working capital, which may include the acquisitions or licensing of complementary technologies, products or businesses, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our shares. See “Use of Proceeds.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements, including statements regarding the progress and timing of clinical trials, the safety and efficacy of our product candidates, the goals of our development activities, estimates of the potential markets for our product candidates, estimates of the capacity of manufacturing and other facilities to support our products, our expected further revenues, operations and expenditures and projected cash needs. These statements relate to future events of our financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Those risks and uncertainties include, among others:

■	our ability to obtain additional funding to develop our product candidates;
■	the need to obtain regulatory approval of our product candidates;
■	the success of our clinical trials through all phases of clinical development;
■	any delays in regulatory review and approval of product candidates in clinical development;
■	our ability to commercialize our product candidates;
■	market acceptance of our product candidates;
■	competition from existing products or new products that may emerge;
■	regulatory difficulties relating to products that have already received regulatory approval;
■	potential product liability claims;
■	our dependency on third-party manufacturers to supply or manufacture our products;
■	our ability to establish or maintain collaborations, licensing or other arrangements;
■	our ability and third parties’ abilities to protect intellectual property rights;
■	compliance with obligations under intellectual property licenses with third parties;
■	our ability to adequately support future growth; and
■	our ability to attract and retain key personnel to manage our business effectively.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering, together with the documents incorporated by reference in this prospectus, including the documents filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock in this offering will be approximately $18.53 million, or approximately $21.36 million if the underwriters exercise in full their option to purchase additional shares, after deducting estimated underwriting discount and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund (i) product development activities, including the development of companion diagnostics for existing programs, (ii) patent maintenance fees and intellectual property support, (iii) licensing and research collaborations and (iv) general corporate purposes and working capital, which may include the acquisitions or licensing of complementary technologies, products or businesses.

We have no other current plans, agreements or commitments for any material acquisitions or licenses of any technologies, products or businesses, although we continue to evaluate opportunities for the acquisition or licensing of strategic assets.

The expected use of net proceeds of this offering represents our intentions based on our current plans and business conditions. As a result, we will retain broad discretion in the allocation and use of the net proceeds of this offering. Pending use of the net proceeds of this offering, we intend to invest the net proceeds in short-term interest-bearing investment grade securities.

DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2016 on a historical basis and as adjusted to give effect to this offering. This table should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2016
U.S. dollars in thousands	Actual	Adjusted
	(unaudited)
Cash and cash equivalents and cash investments	$43,892	$62,426
Stockholders’ equity
Common Stock – $0.0001 par value; 100,000,000 shares authorized; 33,219,332 shares issued and 33,210,832 outstanding at March 31, 2016; 36,859,332 shares issued and 36,850,832 outstanding as adjusted	$4	$4
Additional paid-in capital	190,876	209,410
Accumulated deficit	(149,274)	(149,274)
Total Stockholders’ equity	$41,606	$60,140

The above table excludes:

■	4,801,319 shares of our common stock issuable upon the exercise of stock options outstanding under our Stock Incentive Plan as of March 31, 2016, at a weighted-average exercise price of $6.31 per share, 3,007,122 of which were exercisable as of that date;
■	4,775,000 shares of our common stock issuable upon the exercise of stock options granted to our Chairman of the Board and senior management outside of our Stock Incentive Plan, having an average exercise price of $5.74 per share, 3,700,006 of which were exercisable as of that date;
■	400,553 shares of our common stock reserved for issuance of new awards under our Stock Incentive Plan as of March 31, 2016;
■	3,000,000 additional shares of our common stock reserved for issuance of new awards under our Stock Incentive Plan as of April 12, 2016, the date our stockholders approved an amendment increasing the number of shares of our common stock available under the plan; and
■	7,757,169 shares of our common stock issuable upon the exercise of outstanding warrants as of March 31, 2016, at a weighted-average exercise price of $6.79 per share, all of which were exercisable as of that date.

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock, and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of March 31, 2016 was approximately $41.6 million, or $1.25 per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of March 31, 2016. After giving effect to the sale by us of 3,640,000 shares of common stock at the public offering price of $5.50 per share of common stock and after deducting the underwriting discount and commissions and estimated offering expenses, our net tangible book value as of March 31, 2016 would have been approximately $60.14 million, or $1.63 per share of common stock. This represents an immediate increase in net tangible book value of $0.38 per share to our existing stockholders and an immediate dilution of $3.87 per share of common stock issued to the new investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Public offering price per share of common stock		$5.50
Net tangible book value per share as of March 31, 2016	$1.25
Increase per share attributable to new investors	$0.38
Net tangible book value per share after this offering		$1.63
Dilution per share to new investors		$3.87

If the underwriters exercise their option in full to purchase 546,000 additional shares of common stock in this offering at the public offering price of $5.50 per share, the net tangible book value per share after the offering would be $1.68 per share, the increase in the net tangible book value per share to existing stockholders would be $0.43 per share and the dilution to new investors purchasing securities in this offering would be $3.82 per share.

The above table excludes:

■	4,801,319 shares of our common stock issuable upon the exercise of stock options outstanding under our Stock Incentive Plan as of March 31, 2016, at a weighted-average exercise price of $6.31 per share, 3,007,122 of which were exercisable as of that date;
■	4,775,000 shares of our common stock issuable upon the exercise of stock options granted to our Chairman of the Board and senior management outside of our Stock Incentive Plan, having an average exercise price of $5.74 per share, 3,700,006 of which were exercisable as of that date;
■	400,553 shares of our common stock reserved for issuance of new awards under our Stock Incentive Plan as of March 31, 2016;
■	3,000,000 additional shares of our common stock reserved for issuance of new awards under our Stock Incentive Plan as of April 12, 2016, the date our stockholders approved an amendment increasing the number of shares of our common stock available under the plan; and
■	7,757,169 shares of our common stock issuable upon the exercise of outstanding warrants as of March 31, 2016, at a weighted-average exercise price of $6.79 per share, all of which were exercisable as of that date.

To the extent that options or warrants are exercised, new options are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

Subject to the terms and conditions set forth in the purchase agreement, dated June 21, 2016, between us and Jefferies LLC, as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares
Jefferies LLC	2,912,000
JMP Securities LLC	364,000
Needham & Company, LLC	364,000
Total	3,640,000

The purchase agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The purchase agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.198 per share of common stock. After the offering, the initial public offering price and concession to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$5.50	$5.50	$20,020,000	$23,023,000
Underwriting discounts and commissions paid by us	$0.33	$0.33	$1,201,200	$1,381,380
Proceeds to us, before expenses	$5.17	$5.17	$18,818,800	$21,641,620

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $285,000. We have agreed to reimburse the underwriters for expenses, including reasonable fees and disbursements of counsel, relating to this offering of up to $100,000, which amount is included in the above total and shall not be increased without our prior written consent. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

Listing

Our common stock is listed on the NYSE MKT under the symbol “MDGN.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 546,000 shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus.

No Sales of Similar Securities

We and our officers and directors have agreed (verbally, in the case of one of our directors), subject to specified exceptions, not to directly or indirectly:

■	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or
■	otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or
■	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus without the prior written consent of Jefferies LLC.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus. Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS

Canada

Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

■	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,
■	the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,
■	where required by law, the purchaser is purchasing as principal and not as agent, and
■	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that Jefferies LLC is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

■	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
■	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or
■	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

■	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
■	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
■	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, the “2010 PD Amending Directive”), and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore.

Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

■	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
■	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

■	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;
■	where no consideration is given for the transfer; or
■	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the ordinary shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pepper Hamilton LLP. Covington & Burling LLP, New York, New York is counsel for the underwriters in connection with this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus.

We are incorporating by reference the documents listed below:

■	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed on February 26, 2016);
■	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (filed on May 10, 2016);
■	our Current Reports on Form 8-K filed with the SEC on February 3, 2016 (except Item 7.01 and Exhibit 99.1), April 13, 2016, June 6, 2016 (except Exhibits 99.1 and 99.2) and June 17, 2016 (except Item 7.01 and Exhibit 99.1); and
■	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 24, 2011.

All documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part hereof from the date of the filing of such documents, except that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (in the case of a previously filed document incorporated or deemed to be incorporated by reference herein) or in any other document subsequently filed with the SEC which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any of the documents that we incorporate by reference in this prospectus, at no cost, by writing or telephoning us at Medgenics, Inc., 435 Devon Park Drive, Suite 715, Wayne, PA 19087, telephone number (610) 254-4201.

Prospectus

$100,000,000

MEDGENICS, INC.

Common Stock
Warrants
Debt Securities
Units
Rights

This prospectus relates to common stock, warrants, debt securities, rights and units that we may sell from time to time in one or more offerings up to a total public offering price of $100,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any dealers, agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is listed on the NYSE MKT (formerly the NYSE Amex) under the symbol “MDGN.” The applicable prospectus supplement will contain information as to other listings, if any, on the NYSE MKT or other securities exchange of the securities covered by the applicable prospectus supplement. We also currently have a series of warrants listed on the NYSE MKT under the symbol “MDGN.WS,” although any warrants offered by this prospectus may or may not be listed on the NYSE MKT or other securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2016

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front of the document, and you should not assume that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all the securities sold under this prospectus will not exceed $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.

Unless the context provides otherwise, all references in this prospectus to “Medgenics,” “we,” “us,” “our,” or similar terms, refer to Medgenics, Inc. and its wholly owned subsidiary, Medgenics Medical (Israel) Limited.

We use TARGTTM, TARGTEPOTM, DermaVacTM, GeneRideTM and the Medgenics logo as trademarks in the United States and elsewhere. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference in this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding business strategy, expectations and plans, our objectives for future operations, including product development, and our future financial position. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements.

We base these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, which is incorporated by reference in this prospectus, as may be supplemented or updated by any applicable prospectus supplement, and those described in other reports and documents we file with the SEC.

Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we do not intend to update any forward-looking statements publicly to reflect events or circumstances after the date on which such statement is made or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. You should not place undue reliance on any forward-looking statement.

iii

OUR COMPANY

Overview

We are a clinical stage biopharmaceutical company with an emphasis on Genomic Medicine. The National Human Genome Research Institute of the National Institute of Health defines “Genomic Medicine” as “an emerging medical discipline that involves using genomic information about an individual as part of their clinical care (e.g., for diagnostic or therapeutic decision-making) and the health outcomes and policy implications of that clinical use.” Genomic medicine is currently making an impact in the fields of oncology, pharmacology, rare and undiagnosed diseases, and infectious disease.

Medgenics has partnered with the Center for Applied Genomics, or CAG, at The Children’s Hospital of Philadelphia, or CHOP, to implement a genomics-medicine driven approach to drug development. CAG’s assets include a fully automated biorepository containing specimens from more than 60,000 pediatric patients and 150,000 relatives. The sample is highly enriched for rare and orphan diseases and the large majority of patients have been genotyped. Their phenotypes are recorded in a modern electronic health record. The patients have been consented for anonymized use of their data for research and follow up contact if needed.

CAG continues to discover important and novel genetic biomarkers by both genome-wide association studies and exome sequencing and analysis of affected individuals and their family members. Such markers not only identify patients with the disease but frequently point to the cause of the disease and suggest targets and feasible intervention strategies that include protein or peptide therapy, monoclonal antibodies, drugs or gene therapy. By working initially in a pediatric population, confounding environmental factors seen in older patients are minimized.

Medgenics’ therapeutic strategy is to work closely with our collaborators at CAG to identify populations of need with well-characterized, novel, genetically-defined targets. We then designate an actionable approach based upon the target, the biology and human pathophysiology, and the clinical and regulatory pathways. The collaboration affords us unique and proprietary insight into these diseases and allows us to better select therapeutic approaches. This, in turn, allows us to rapidly identify appropriate approaches and molecules that have been in the clinic but not advanced due to lack of efficacy in a different patient population or for strategic reasons. We are patient rather than technology focused and thus willing and able to explore many therapeutic modalities including small molecules, peptides, biologics as well as Medgenics’ proprietary TARGTTM (Transduced Autologous Restorative Gene Therapy) gene therapy technology as appropriate.

Hundreds of molecules and biologics are currently listed in proprietary databases. Many of these have remaining composition of matter patent life and many would be eligible for regulatory exclusivity based on first registration (up to 12 years for biologics), as well as orphan drug and additional pediatric exclusivity. When such molecules are available, the time to file an Investigational New Drug Application/Investigational Medicinal Product Dossier and initiate clinical trials, cost and risk may be substantially reduced. In some cases it may be possible to advance from discovery to the clinic in less than 2 years, and to achieve proof of concept in as little as 3 years.

The availability of robust genetic biomarker(s) allows trial designs to focus on highly enriched patient populations that are more likely to respond to targeted therapies. This can allow us to conduct smaller, more focused and less expensive clinical trials. Likewise, highly targeted drugs that are less likely to exhibit off target effects can be used, when available. This further enhances the likelihood of clinical trial and regulatory success and potentially allows us to conduct smaller, easier-to-enroll clinical trials. Furthermore, such highly targeted therapies in specifically targeted diseases should allow for the creation of higher value medicines that can address critical needs in patients suffering from rare and orphan diseases. The solid genetic foundation underlying these disease targets, along with highly targeted therapies, may also allow rapid label expansion into adjacent populations.

Our initial program arising out of our Genomics Medicine strategy is our development candidate, NFC-1. Through our acquisition of neuroFix, LLC, or neuroFix, we acquired the rights to develop NFC-1 as well as the rights to certain data derived from a clinical trial and other studies of NFC-1. NFC-1 is a first-in-class, non-stimulant metabotropic glutamate receptor, or mGluR, neuromodulator that is Phase 2/3 ready for the treatment of mGluR network mutation positive Attention Deficit Hyperactivity Disorder, or ADHD, as well as neuropsychiatric symptoms resulting from a related rare genetic disorder, 22q11.2 Deletion Syndrome, or 22q11.2 DS. We intend to develop NFC-1 for the treatment of mGluR network mutation positive ADHD, or mGluR+ ADHD, and certain other neurological and neuropsychological indications. A Phase 1b clinical trial of NFC-1 in adolescents with ADHD and disruptions in the mGluR gene network was recently completed showing the safety of NFC-1 as well as signaling potential efficacy in the adolescents treated.

We are also actively developing our TARGT gene therapy platform as described in more detail in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Company Information

We were organized as a Delaware corporation on January 27, 2000. Our principal executive offices are located at 435 Devon Park Drive, Building 700, Wayne, Pennsylvania. We conduct our research and development activities primarily from our Israeli location in Misgav Business Park, Misgav. Our telephone number is (610) 254-4201 in the United States and +972-4-902-8900 in Israel. Our website address is www.medgenics.com. The information on or accessible through our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement relating to a specific offering, we currently intend to use the net proceeds from the sale of the securities for research and product development activities, clinical trial activities, investment in capital equipment and for working capital and other general corporate purposes.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we may invest the net proceeds in bank deposits or short-term, interest-bearing investment grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

■	at a fixed price or prices, which may be changed;
■	at market prices prevailing at the time of sale;
■	at prices related to such prevailing market prices; or
■	at negotiated prices.

For each offering of securities under this prospectus, we will set forth in a prospectus supplement the terms of the offering, including, to the extent applicable:

■	the name or names of the underwriters, if any;
■	the purchase price of, or other consideration for, the securities, and the proceeds, if any, we will receive from the sale;
■	any over-allotment options under which underwriters may purchase additional securities from us;
■	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
■	any public offering price;
■	any discounts or concessions allowed or reallowed or paid to dealers; and
■	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE MKT, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Any agent may, and if acting as agent in an at-the-market equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

We also may sell securities to a dealer as principal. If we sell securities to a dealer as a principal, the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

We may authorize underwriters, agents or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide underwriters, agents and dealers with indemnification against civil liabilities, including liabilities under the Securities Act or contribution with respect to payments that the underwriters, agents or dealers may make with respect to these liabilities. Underwriters, agents and dealers may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. These securities may or may not be listed on an exchange. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the NYSE MKT may engage in passive market making transactions in the common stock on the NYSE MKT in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF COMMON STOCK

The following description of the material terms of our common stock includes a summary of specified provisions of our amended and restated certificate of incorporation and by-laws. This description also summarizes relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. The terms of our amended and restated certificate of incorporation and by-laws and the terms of the DGCL are more detailed than the general information provided below. Therefore, please carefully consider the actual provisions of these documents, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and the DGCL.

General

Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.0001 per share. We do not have any preferred stock outstanding or authorized. We may offer our common stock directly or upon the conversion of units and the exercise of warrants or rights.

As of February 19, 2016, there were 32,929,679 shares of common stock issued and 32,921,179 shares of common stock outstanding held of record by 270 stockholders.

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of common stock are entitled to receive dividends, if declared by our Board of Directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts are paid. Our amended and restated certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

■	before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
■	upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or
■	at or after the time the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

Stock Exchange Information

Our common stock is listed on the NYSE MKT under the symbol “MDGN.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement.

As of February 19, 2016, we have outstanding warrants to purchase a total of 8,462,359 shares of common stock at a weighted average exercise price of $6.43 per share. Of these, warrants to purchase a total of 2,763,730 shares of common stock, each having an exercise price of $6.00 per share and expiring on April 12, 2016, are traded on the NYSE MKT under the symbol “MDGN.WS.” No other series of our warrants is listed on any exchange.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants. Those terms may include:

■	the offering price and aggregate number of warrants offered;
■	the currency for which the warrants may be purchased or exercised;
■	if applicable, the terms of the common stock with which the warrants are issued and the number of warrants issued with such common stock;
■	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;
■	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
■	the manner in which the warrants may be exercised, which may include by cashless exercise;
■	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
■	the terms of any rights to redeem or call the warrants;
■	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;
■	the dates on which the right to exercise the warrants will commence and expire;
■	the manner in which the warrant agreement and warrants may be modified;

■	the terms of the common stock issuable upon exercise of the warrants; and
■	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The prospectus supplement may also include, if applicable, a discussion of the material United States federal income tax consequences of holding or exercising the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

■	the title of the series;
■	the aggregate principal amount;
■	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
■	any limit on the aggregate principal amount;
■	the date or dates on which principal is payable;
■	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
■	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
■	the place or places where principal and, if applicable, premium and interest, is payable;
■	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

■	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
■	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
■	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
■	the currency of denomination;
■	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
■	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
■	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
■	the provisions, if any, relating to any collateral provided for such debt securities;
■	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
■	any events of default;
■	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
■	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
■	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

■	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
■	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

■	failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);
■	failure to make a payment of any interest on any debt security of such series when due;
■	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;
■	certain events relating to our bankruptcy, insolvency or reorganization; and
■	certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Medgenics, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, warrants, debt securities or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The applicable prospectus supplement or free writing prospectus may describe:

■	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;
■	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;
■	the exercise price payable for the underlying common stock or other securities upon the exercise of the rights;
■	the number and terms of the underlying common stock or other securities which may be purchased per each right;
■	the extent to which the rights are transferable;
■	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire; and
■	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Debt Securities” and “Description of Warrants” above, if applicable, will apply to any rights we offer.

The specific terms of any rights offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” elsewhere in this prospectus for information on how to obtain a copy of a document when it is filed.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, warrants, debt securities and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” elsewhere in this prospectus for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

■	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
■	any provisions for the issuance, payment, settlement, transfer, conversion or exchange of the units or of the securities composing the units;
■	whether the units will be issued in fully registered or global form; and
■	any other terms of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Warrants,” “Description of Debt Securities” and “Description of Rights” above, if applicable, will apply to each unit and to each security included in each unit, respectively.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Pepper Hamilton LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offerings.

EXPERTS

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, has audited our balance sheets as of December 31, 2014 and 2015, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years ended December 31, 2013, 2014 and 2015, as set forth in their report, appearing in our Annual Report on Form 10-K for the year ended December 31, 2015. These financial statements are incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part in reliance on Kost Forer Gabbay & Kasierer’s report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the securities to be sold in this offering, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

We are subject to the informational requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

Our website address is www.medgenics.com. The information on, or accessible through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

■	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed on February 26, 2016);
■	our Current Report on Form 8-K filed with the SEC on February 3, 2016 (except Item 7.01 and Exhibit 99.1); and
■	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 24, 2011.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, PA 19087, telephone number (610) 254-4201.

3,640,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

Co-Managers

JMP Securities
Needham & Company

June 21, 2016